EXHIBIT (q)(1)

POWER OF ATTORNEY

I, the undersigned Director/Trustee/Officer, as the case may be, of the following investment companies:

American Century California Tax-Free and Municipal Funds
American Century Government Income Trust
American Century International Bond Funds
American Century Investment Trust
American Century Municipal Trust
American Century Quantitative Equity Funds, Inc.
American Century Target Maturities Trust
American Century Variable Portfolios II, Inc.

(“the Funds”)

hereby constitute and appoint, Charles A. Etherington, David H. Reinmiller, Janet A. Nash, Brian L. Brogan, Otis H. Cowan, Ryan L. Blaine, Christine J. Crossley, Kathleen Gunja Nelson, and Daniel K. Richardson, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto,  and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Fund; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 16, 2009.

This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

WITNESS my hand on this 16th day of December, 2009.

Signature and Title

/s/ John Freidenrich	/s/ Ronald J. Gilson
John Freidenrich, Director/Trustee	Ronald J. Gilson, Director/Trustee
/s/ Frederick L.A. Grauer	/s/ Peter F. Pervere
Frederick L.A. Grauer, Director/Trustee	Peter F. Pervere, Director/Trustee
/s/ Myron S. Scholes	/s/ John B. Shoven
Myron S. Scholes, Director/Trustee	John B. Shoven, Director/Trustee
/s/ Jonathan S. Thomas	/s/ Jeanne D. Wohlers
Jonathan S. Thomas, President and Director/Trustee	Jeanne D. Wohlers, Director/Trustee
/s/ Robert J. Leach
Robert J. Leach, Vice President and Treasurer and Chief Financial Officer